SYMANTEC CORPORATION
Recast of Historical Financials: FY13 - Q1 FY15
Segment Revenue and Operating Margin Detail (1) (2) (3)
(Dollars in millions, unaudited)

	FY2015	FY2014						FY2013				Year Ended
	Q1	Q4			Q3	Q2	Q1	Q4	Q3	Q2	Q1	FY14			FY13
	GAAP	GAAP	Adj (4)	Non-GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	GAAP	Adj (4)	Non-GAAP	GAAP
Revenue by Segment
Consumer Security	$533	$504	$—	$504	$517	$518	$524	$530	$530	$528	$521	$2,063	$—	$2,063	$2,109
Enterprise Security	552	511	10	521	528	517	544	543	556	539	530	2,100	10	2,110	2,168
Information Management	650	610	15	625	660	602	641	675	705	632	617	2,513	15	2,528	2,629

Revenue by Segment - Y/Y Growth Rate
Consumer Security	2%	(5)%	—%	(5)%	(2)%	(2)%	1%	1%	1%	(1)%	(1)%	(2)%	—%	(2)%	—%
Enterprise Security	1%	(6)%	2%	(4)%	(5)%	(4)%	3%	2%	4%	6%	7%	(3)%	—%	(3)%	5%
Information Management	1%	(10)%	3%	(7)%	(6)%	(5)%	4%	7%	8%	(2)%	(3)%	(4)%	—%	(4)%	3%

Revenue by Segment - Y/Y Growth Rate in Constant Currency (5)
Consumer Security	1%	(5)%	—%	(5)%	(2)%	(1)%	2%	3%	2%	3%	2%	(1)%	—%	(1)%	5%
Enterprise Security	—%	(6)%	2%	(4)%	(4)%	(3)%	4%	4%	4%	10%	10%	(2)%	—%	(2)%	7%
Information Management	—%	(10)%	2%	(8)%	(7)%	(6)%	4%	8%	9%	2%	1%	(5)%	1%	(4)%	5%

Operating Income by Segment
Consumer Security	$268	$255	$—	$255	$224	$225	$224	$209	$177	$214	$205	$928	$—	$928	$805
Enterprise Security	70	69	10	79	107	80	58	53	78	54	28	314	10	324	213
Information Management	89	100	15	115	178	145	148	161	198	170	155	571	15	586	684
Total Operating Income by Segment	427	424	25	449	509	450	430	423	453	438	388	1,813	25	1,838	1,702
Reconciling Items:
Stock-based compensation	43	45	(45)	—	34	38	39	39	42	45	38	156	(156)	—	164
Amortization of intangible assets	42	41	(41)	—	41	42	86	87	87	91	90	210	(210)	—	355
Restructuring and transition	20	32	(32)	—	29	122	81	42	20	5	10	264	(264)	—	77
Total Consolidated Operating Income	$322	$306	$143	$449	$405	$248	$224	$255	$304	$297	$250	$1,183	$655	$1,838	$1,106

Operating Margin by Segment
Consumer Security	50%	51%	—%	51%	43%	43%	43%	39%	33%	41%	39%	45%	—%	45%	38%
Enterprise Security	13%	14%	1%	15%	20%	15%	11%	10%	14%	10%	5%	15%	—%	15%	10%
Information Management	14%	16%	2%	18%	27%	24%	23%	24%	28%	27%	25%	23%	—%	23%	26%

(1) In fiscal 2015, we are focused on managing our businesses as a portfolio and optimizing certain businesses for margin or growth. As a result, we formed a new consumer group and we consolidated our enterprise security businesses into a segment. We modified our segment reporting structure to match our operating structure in the second quarter of fiscal 2015. The historical periods presented have been adjusted to reflect the new reporting structure, which are now:
• Consumer Security
• Enterprise Security
• Information Management

Consumer Security consists of our consumer security businesses that were previously reported in User Productivity & Protection. Enterprise Security consists of our enterprise security businesses that were previously reported in User Productivity & Protection and Information Security. There were no changes to the Information Management segment.

(2) This presentation includes adjustments for the following non-GAAP measures: stock-based compensation, expense charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company's core operations. We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, consulting charges associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

GSA investigation: During the first quarter of fiscal 2013, we were advised by the Commercial Litigation Branch of the Department of Justice’s Civil Division and the Civil Division of the U.S. Attorney’s Office for the District of Columbia that the government is investigating our compliance with certain provisions of our U.S. General Services Administration (“GSA”) Multiple Award Schedule Contract No. GS-35F-0240T effective January 24, 2007, including provisions relating to pricing, country of origin, accessibility, and the disclosure of commercial sales practices.  As a result of these developments, we considered the need for an accrual for a potential loss and we recorded an amount as a reduction of revenue that represents our best estimate of the low end of such range.  This amount contemplates estimated losses from both the investigation of compliance with the terms of the GSA Schedule contract as well as possible violations of the False Claims Act.  There is at least a reasonable possibility that a loss may have been incurred in excess of our accrual for this matter, however we are currently unable to determine a range of estimated losses resulting from this matter.  The Company's management excluded this item when evaluating its ongoing operating performance, and therefore excluded this loss when presenting non-GAAP financial measures.

(3) We have a 52/53-week fiscal accounting year. The three months ended July 4, 2014 consisted of 14 weeks, whereas the three months ended June 28, 2013 consisted of 13 weeks.

(4) The revenue adjustments relate to the GSA investigation. Refer to the GSA investigation above.

(5) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.